Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact:	Andrea Smith
June 21, 2006		702-367-5843
	Analyst Contact:	Britta Carlson
702-367-5624

Nevada Power Prices Private Offerings of

General and Refunding Mortgage Notes

Las Vegas, Nev. — Nevada Power Company, a wholly-owned subsidiary of Sierra Pacific Resources (NYSE:SRP), today announced that it priced private offerings of additional amounts of $120 million of its 6.650% General and Refunding Mortgage Notes, Series N, due April 1, 2036 (the “Series N Notes”) and $75 million of its 6.50% General and Refunding Mortgage Notes, Series O, due May 15, 2018 (the “Series O Notes” and, together with the Series N Notes, the “Notes”). The Notes are expected to be delivered on or about June 26, 2006. Previously, Nevada Power sold and issued $250 million of Series N Notes and $250 million of Series O Notes. Upon the consummation of the issuance of the Notes, the total amount of Series N Notes outstanding will be $370 million and the total amount of Series O Notes outstanding will be $325 million.

Net proceeds from the offerings are expected to be approximately $180 million and will be used to fund the purchase of Nevada Power’s 10 7/8% General and Refunding Mortgage Notes, Series E, due 2009 (the “Series E Notes”), which are tendered pursuant to the company’s offer to purchase and consent solicitation (the “Offer to Purchase”) expiring on June 28, 2006, and to pay fees, premiums and expenses associated with the company’s tender offer. Currently, $162.5 million aggregate principal amount of the Series E Notes are outstanding. A substantial portion of such Series E Notes has already been tendered pursuant to the terms of the Offer to Purchase. Nevada Power intends to use any remaining proceeds to repay amounts outstanding under its Revolving Credit Facility with Wachovia Bank, N.A. Upon the consummation of the offerings, Nevada Power will have met the financing condition contained in the Offer to Purchase; therefore, the company has waived the Series E Notes tender offer financing condition.

The Notes will be secured by the lien of Nevada Power’s General and Refunding Mortgage Indenture, which constitutes a lien on substantially all of the company’s real property and tangible personal property located in the State of Nevada. The offering will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States in compliance with Regulation S under the Securities Act. The Notes will not be registered under the Securities Act and may not be offered or sold by holders thereof without registration unless an exemption from such registration is available. This press release does not constitute an offer to sell these Notes, nor a solicitation for an offer to purchase these Notes, nor is it a solicitation of any proxy or consent for any purpose.

Nevada Power is a regulated public utility engaged in the distribution, transmission, generation, purchase and sale of electric energy in the southern Nevada communities of Las Vegas, North Las Vegas, Henderson, Searchlight, Laughlin and their adjoining areas, including Nellis Air Force Base and the Department of Energy’s Nevada Test Site in Nye County. The Company provides electricity to approximately 774,000 residential and business customers.

Headquartered in Nevada, Sierra Pacific Resources is a holding company whose principal subsidiaries are Nevada Power Company, the electric utility for most of southern Nevada, and Sierra Pacific Power Company, the electric utility for most of northern Nevada and the Lake Tahoe area of California. Sierra Pacific Power Company also distributes natural gas in the Reno-Sparks area of northern Nevada. Other subsidiaries include the Tuscarora Gas Pipeline Company, which owns a 50 percent interest in an interstate natural gas transmission partnership and several unregulated energy services companies.

This press release may contain forward-looking statements regarding the future performance of Nevada Power Company (the “Company”) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. If the Company is unable to consummate the offering of the Notes in a timely manner, its liquidity will be adversely affected. Additional cautionary statements regarding other factors that could have an effect on the future performance of the Company are contained in the Company’s Form 10-K for the year ended December 31, 2005 and the Company’s Form 10-Q for the quarter ended March 31, 2006, filed with the Securities and Exchange Commission. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.